UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

05/14/2026

Date of Report (date of earliest event reported)

APi Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39275	98-1510303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Old Highway 8 NW

New Brighton, MN 55112

(Address of principal executive offices and zip code)

(651) 636-4320

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On May 14, 2026 (the “Effective Date”), APi Group DE, Inc. (the “Borrower” or “Issuer”), a Delaware corporation and wholly owned subsidiary of APi Group Corporation (the “Company”), entered into and closed the transactions contemplated by that certain Amendment No. 9 to Credit Agreement (“Amendment No. 9”), by and among the Borrower, the Company, as a guarantor, certain subsidiaries of the Borrower party thereto, as guarantors, Citibank, N.A., as collateral agent and as administrative agent (in such collective capacities, the “Agent”), and the lenders party thereto, which amends that certain Credit Agreement, dated as of October 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, Amendment No. 6 to Credit Agreement, dated as of May 10, 2024, Amendment No. 7 to Credit Agreement, dated as of February 14, 2025, and Amendment No. 8 to Credit Agreement, dated as of May 20, 2025, by and among the Borrower, the Company, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and the Agent (as amended, supplemented or modified from time to time, the “Existing Credit Agreement”, and as amended by Amendment No. 9, the “Credit Agreement”).

Pursuant to Amendment No. 9, among other things: (i) the revolving credit commitments under the Credit Agreement were increased from $750 million to $1.0 billion, through a $250 million incremental revolving credit facility (the “Revolving Credit Facility”); (ii) the maturity date of the Revolving Credit Facility was extended to May 14, 2031; (iii) the letter of credit sublimit under the Revolving Credit Facility was increased from $250 million to $300 million; (iv) the maturity date of the Borrower’s existing term loan was extended to May 14, 2033; and (v) certain negative covenants, baskets and thresholds under the Credit Agreement were modified to provide the Borrower with additional operational flexibility.

The obligations under the Credit Agreement continue to be guaranteed by the Company and certain of its direct and indirect U.S., Canadian, U.K., Dutch and Hong Kong subsidiaries, and continue to be secured by substantially all of the assets of the Borrower and the guarantors, subject to customary exceptions.

The foregoing description of Amendment No. 9 is qualified in its entirety by reference to the full text of Amendment No. 9, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 1.01.

Notes Offering

On May 14, 2026, the Issuer completed its offering of $500,000,000 in aggregate principal amount of 5.750% Senior Notes due 2034 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under an indenture, dated as of May 14, 2026 (the “Indenture”), by and among the Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee. The Notes mature on June 1, 2034, and bear interest at a rate of 5.750% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2026. The Company intends to use the net proceeds from the offering for general corporate purposes, including funding previously announced acquisitions and related fees and expenses.

Guarantees

The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Company, as parent guarantor, and certain of the Company’s existing and future direct and indirect subsidiaries that guarantee the Credit Agreement, subject to certain permitted exceptions.

Ranking

The Notes and the guarantees are senior unsecured obligations and rank equally in right of payment with all existing and future senior unsecured indebtedness of the Issuer and the guarantors, respectively, including the Issuer’s existing 4.125% Senior Notes due 2029 and 4.750% Senior Notes due 2029. The Notes and the guarantees are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Agreement, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Certain Covenants

The Indenture contains customary negative covenants that limit the ability of the Company and its restricted subsidiaries to engage in specified categories of transactions, including incurring additional indebtedness exceeding certain thresholds, making certain restricted payments and investments, disposing of assets subject to certain exceptions, incurring unpermitted liens, entering into transactions with affiliates, and consolidating, merging or selling all or substantially all of their assets. Many of these covenants will cease to apply if the Notes achieve investment grade ratings from at least two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch, Inc., subject to customary conditions, and will not be reinstated upon any subsequent downgrade. The Indenture also contains customary events of default and remedies.

Optional Redemption

Prior to June 1, 2029, the Issuer may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole premium and accrued and unpaid interest. On or after June 1, 2029, the Issuer may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. In addition, prior to June 1, 2029, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at 105.750% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings, subject to customary conditions set forth in the Indenture.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Issuer to repurchase its Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1 and 4.2 to this Report and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On May 15, 2026, the Company announced the closing of Amendment No. 9 and the offering of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d): The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

4.1	Indenture, dated as of May 14, 2026, by and between APi Group DE, Inc., as issuer, the guarantors party thereto, and Computershare Trust Company, N.A., as trustee.

4.2	Form of 5.750% Senior Notes due 2034 (included in Exhibit 4.1).

10.1	Amendment No. 9 to Credit Agreement, dated as of May 14, 2026, among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and collateral agent.

99.1	Press Release issued by APi Group Corporation on May 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

Date: May 18, 2026	By:	/s/ Louis B. Lambert
	Name:	Louis B. Lambert
	Title:	Senior Vice President, General Counsel and Secretary